                                                                EXHIBIT h(11)(i)

                 AMENDMENT NO. 1 TO FUND PARTICIPATION AGREEMENT

         WHEREAS, Aetna Insurance Company of America ("AICA"), Aeltus Investment Management, Inc. ("Aeltus") and Aetna Variable Fund, Aetna Variable Encore Fund, Aetna Income Shares, Aetna Balanced VP, Inc., Aetna Generation Portfolios, Inc., on behalf of each of its series, and Aetna Variable Portfolios, Inc., on behalf of each of its series (the "Funds") have entered into a Fund Participation Agreement dated May 1, 1998 (the "Agreement").

         WHEREAS, AICA, Aeltus and the Funds now desire to amend and restate Schedule B to the Agreement to include Aetna Technology VP.

         NOW THEREFORE, in consideration of the mutual covenants and promises contained in the Agreement, AICA, Aeltus and the Funds hereby agree:

                  1. to amend and restate Schedule B to include Aetna Technology
                     VP effective as of: May 1, 2000.

                  2. that the Agreement, as modified by this Amendment, is
                     ratified and confirmed.

         IN WITNESS WHEREOF, the undersigned duly authorized officers of AICA, Aeltus and the Funds have executed this Amendment No. 1 as of the 1st day of May, 2000.

AETNA INSURANCE COMPANY                     AETNA VARIABLE FUND
      OF AMERICA                            AETNA VARIABLE ENCORE FUND
                                            AETNA INCOME SHARES
                                            AETNA BALANCED VP, INC.
                                            AETNA GENERATION PORTFOLIOS, INC.
                                            AETNA VARIABLE PORTFOLIOS, INC.

By  /s/Laurie M. LeBlanc                    By  /s/ Frank Litwin
    ----------------------------                ------------------------------
Name   Laurie M. LeBlanc                    Name   Frank Litwin
Title  Pursuant to Delegation of            Title  Vice President
       Authority dated August 12, 1998

AELTUS INVESTMENT MANAGEMENT, INC.

By  /s/ J. Scott Fox
    ---------------------------
Name   J. Scott Fox
Title  Managing Director, Chief
       Operating Officer

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                                   SCHEDULE B
                    (AMENDED AND RESTATED AS OF MAY 1, 2000)

                               AETNA VARIABLE FUND

                           AETNA VARIABLE ENCORE FUND

                               AETNA INCOME SHARES

                             AETNA BALANCED VP INC.

                        AETNA GENERATION PORTFOLIOS, INC.

                                 AETNA ASCENT VP
                               AETNA CROSSROADS VP
                                 AETNA LEGACY VP

                         AETNA VARIABLE PORTFOLIOS, INC.

                           AETNA VALUE OPPORTUNITY VP
                                 AETNA GROWTH VP
                             AETNA SMALL COMPANY VP
                          AETNA INDEX PLUS LARGE CAP VP
                               AETNA HIGH YIELD VP
                         AETNA REAL ESTATE SECURITIES VP
                           AETNA INDEX PLUS MID CAP VP
                          AETNA INDEX PLUS SMALL CAP VP
                            AETNA INDEX PLUS BOND VP
                             AETNA INTERNATIONAL VP
                               AETNA TECHNOLOGY VP

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